UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Amendment No. 1)

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Materials Under Rule 14a-12

SYNUTRA INTERNATIONAL, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (this “Amendment No. 1”) is being filed to amend and supplement the definitive proxy statement (the “Proxy Statement”) for the annual meeting for the fiscal year ended March 31, 2015 (the “Annual Meeting”) of the stockholders of Synutra International, Inc. (the “Company”), which was filed with the Securities and Exchange Commission on January 15, 2016. This Amendment No. 1 is being filed solely in order to modify the Proxy Statement due to (a) the appointment on January 21, 2016 of Yalin Wu as a Class III director of the Company by the Company’s Board of Directors and (b) the appointment of a Special Committee of the Board of Directors to consider a preliminary non-binding going private proposal (the “Proposal”) from Liang Zhang, the Company’s Chairman and Chief Executive Officer, and an entity affiliated with Mr. Zhang. For additional information, please see our Form 8-K filed on January 22, 2016.

Appointment of Yalin Wu to the Board of Directors

Yalin Wu, age 55, has been the Chief Executive Officer of Northern Investment & Financial Consultants Ltd. Co. since 2009. Prior to that he had twenty years of experience in financial and strategic consulting, including seventeen years with various offices of Deloitte Consulting Group in Canada, U.S. and China with most recent roles as Director with Deloitte Corporate Finance (HK) Ltd. from 2007 to 2008, and as Deputy Executive CEO with Deloitte Consultants (Shanghai) Ltd. from 1999 to 2003. Mr. Wu started his career as a teacher in Beijing from 1982 to 1986. Mr. Wu received a master’s degree in Economic Geography from Wilfrid Laurier University in 1990.

The Board of Directors has determined that Mr. Wu is an “independent director” as defined by the applicable listing requirements of the NASDAQ Global Select Market.

Formation of Special Committee

On January 21, 2016, the Board formed an independent special committee, composed of Jinrong Chen, Lei Lin and Mr. Wu, and elected Jinrong Chen as its chairperson, to consider the Proposal. Ms. Chen is the nominee as a Class II director for election at the Annual Meeting.

All other information contained in the original Proxy Statement is unaffected by the additional information reflected in this Amendment No. 1 and has not been included in this Amendment No. 1.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on February 26, 2016.

This Amendment No. 1, the Proxy Statement, the Company’s Annual Report for the fiscal year ended March 31, 2015, and a sample of the form of proxy card sent or given to the Company’s stockholders are available through the Investors’ link on the Company’s website at www.synutra.com or through www.envisionreports.com/SYUT.